Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report, dated February 19, 2013, relating to the financial statements of RedHill Biopharma Ltd., which appears in RedHill Biopharma Ltd.'s Annual Report on Form 20-F/A for the year ended December 31, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel January 23, 2014	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

 Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
 P.O Box 50005 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il